UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Piedmont Office Realty Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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October 12, 2007

Re: Annual Report Enclosed for Your Reference

Dear Piedmont Stockholder:

I am pleased to enclose the 2006 Piedmont Office Realty Trust, Inc. Annual Report for your reference. As a new Piedmont stockholder in 2007, you did not receive a copy of our 2006 Annual Report when it was mailed earlier this year. You will note that this Annual Report refers to your investment by its former name, Wells Real Estate Investment Trust, Inc. (“Wells REIT”). This report was produced in March of this year, prior to our name change, which became effective August 10, 2007.

This Annual Report may be helpful for you to review prior to receiving your annual investor proxy kit. We hope that this material will help you feel more informed as a Piedmont investor, as you will be asked to vote on some important matters pertaining to the REIT in the annual proxy.

Please note that your proxy materials will arrive in a separate mailing later this month. You will be able to identify this mailing, as the envelope will be marked “Important Proxy/Voting Material Enclosed.” We encourage you to read the proxy materials in their entirety and vote promptly.

If you have any questions about this Annual Report, our Investor Services Specialists will be happy to assist you. They may be reached at 800-557-4830, Monday through Thursday from 8:15 a.m. until 6:30 p.m., and Friday from 8:15 a.m. until 5:30 p.m. (ET). You also may contact them via e-mail at investor.services@piedmontreit.com.

Again, we appreciate your trust and support of Piedmont.

Sincerely,

Donald A. Miller, CFA
Chief Executive Officer
Piedmont Office Realty Trust, Inc.
(f/k/a Wells Real Estate Investment Trust, Inc.)

Enclosure

This letter may contain forward-looking statements about Piedmont Office Realty Trust, Inc. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. Factors that may cause actual results to differ materially include changes in general economic conditions, changes in real estate conditions, the potential need to fund capital expenditures out of operating cash flow, increases in interest rates, lease-up risks, lack of availability of financing, and lack of availability of capital proceeds. Piedmont Office Realty Trust, Inc. is closed to new investors. For SEC filings, please visit www.sec.gov.

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